Exhibit 99.1

P R E S S    R E L E A S E

Autoliv to acquire Delphi passive safety assets in North America

(Stockholm, November 17, 2009) — Autoliv Inc. (NYSE: ALV), the worldwide leader in automotive safety, has agreed to acquire North American airbag, seatbelt and steering wheel assets from Delphi.

Earlier this year, Delphi announced that it planned to exit its Occupant Protection Safety (OPS) business in North America, Europe and Asia by December 31, 2009. Under the terms of the agreement, Autoliv will acquire Delphi’s steering wheel operations in Matamoros, Mexico. These operations are considered “world class” in the automotive and heavy truck industry. Delphi’s North American airbag and seatbelt assets will be consolidated into existing Autoliv facilities. This transition is expected to occur during the next several months.

“We are particularly excited to have the opportunity to improve our vertical integration capability and competence in steering wheels in North America. The agreement also gives us an opportunity to provide our customers a seamless transition in supply of airbags and seatbelts, as our own plants already are important suppliers to these customers,” stated Jan Carlson, CEO and President of Autoliv.

Existing customers include General Motors, Hyundai, Ford, Daimler and Navistar with expected combined sales of approximately US$125 Million in 2010. The transaction is expected to close by December 31, 2009.

Inquiries:

Jan Carlson, President and CEO, Autoliv Inc. Tel +46 8 587 20656

Mike Ward, President Autoliv Americas, Tel +1 801 625 8214

Ray Pekar, Director IR and Business Development, Tel +1 519 973 3799

About Autoliv

Autoliv Inc., the worldwide leader in automotive safety systems, develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has 80 facilities with approximately 36,000 employees in 28 vehicle-producing countries. In addition, the Company has technical centers in eleven countries around the world, with 21 test tracks, more than any other automotive safety supplier. Sales in 2008 amounted to US $6.5 billion. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on the OMX Nordic Exchange in Stockholm (ALIV sdb). For more information about Autoliv, please visit our company website at www.autoliv.com.

Autoliv Inc.	Autoliv Inc. c/o Autoliv Electronics
Klarabergsviadukten 70, Sec. E	26545 American Drive
P. O. Box 703 81, SE-107 24 Stockholm, Sweden	Southfield, MI 48034, USA
Tel +46 (8) 58 72 06 23, Fax +46 (8) 411 70 25	Tel +1 (248) 475-0427, Fax +1 (801) 625-6672
e-mail: mats.odman@autoliv.com	e-mail: ray.pekar@autoliv.com

P R E S S    R E L E A S E

About Delphi

Delphi is a leading global supplier of electronics and technologies for autos, commercial and other vehicles. Delphi Automotive has more than 100,000 employees in 32 countries at 270 locations and 24 engineering centers. More information regarding the company may be found at www.delphi.com.

Safe Harbor Statement

This release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). All such statements are based upon our current expectations and various assumptions, and apply only as of the date of this report. Our expectations and beliefs are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that forward-looking statements will materialize or prove to be correct. Because such statements involve risks and uncertainties, the outcome could differ materially from those set out in the statements. For a summary of such risk factors, please refer to our latest 10-K and 10-Q filed with the SEC. Except for our ongoing obligation to disclose information under law, we undertake no obligation to update publicly any forward-looking statements whether as a result of new information or future events. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the PSLRA.

Autoliv Inc.	Autoliv Inc. c/o Autoliv Electronics
Klarabergsviadukten 70, Sec. E	26545 American Drive
P. O. Box 703 81, SE-107 24 Stockholm, Sweden	Southfield, MI 48034, USA
Tel +46 (8) 58 72 06 23, Fax +46 (8) 411 70 25	Tel +1 (248) 475-0427, Fax +1 (801) 625-6672
e-mail: mats.odman@autoliv.com	e-mail: ray.pekar@autoliv.com